Exhibit 99.1

2014 Annual Shareholders Meeting

Forward Looking Statements
This presentation contains forward-looking statements relating to the financial condition, results of operations and business of LNB Bancorp, Inc., including certain plans, expectations, goals and statements which are subject to numerous assumptions, risks and uncertainties.  Actual results could differ materially from those indicated by such statements for a variety of reasons.  Among the important factors that could cause actual results to differ materially from those indicated are movements in interest rates, changes in the mix of the Company’s business, competitive pressures, changes in general economic conditions, the nature, extent and timing of governmental actions and reforms and the risk factors detailed in the Company’s 2013 Annual Report on Form 10-K and subsequent current and periodic reports and registration statements filed with the Securities and Exchange Commission. All forward-looking statements included in this presentation are based on information available as of the date hereof. LNB Bancorp, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this presentation.

2013 Performance TARP Preferred Shares Redeemed   Commitment  to Growth   Dividend Update   Community Involvement   2014 First Quarter Results Today’s Discussion

LNB Financial Performance (2013 vs. 2012)   Net Loans  +  2.3%  Total Deposits  +  4.6%  Net Interest Income -   7.6%  Non Interest Expense +  0.8%   ($000s)  2013 2012 2011   Net Income $5,515  $4,841   $3,727 (available to common  shareholders)4

Deposit Market Share (2013)   Lorain County  #2 with 22.1% share   City of Lorain #1 with 42.7% share   Amherst  #1 with 30.5% share    Vermilion #1 with 34.5% share    Oberlin  #2 with 49.9% share   LaGrange #2 with 37.5% share    Elyria  #3 with 12.8% share   Olmsted  #3 with 19.2% share   Avon  #3 with 9.5% share   Avon Lake #4 with 13.0% share   N. Ridgeville #6 with 7.8% share     Hudson  #2 with 17.4% share    5 Source: FDIC, June 30, 2013

3.78% 4.17% 2.00% 3.00% 4.00% 5.00% 6.00%  Interest Income* to Earning Assets (December 31, 2013)    Other Placeholder: 6   * Fully-Taxable Equivalent Basis (FTE)  ** Peer Group includes all bank holding companies    with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/13)

0.55% 0.54% 0.00% 0.50% 1.00% 1.50% LNBB  Interest Expense to Earning Assets (December 31, 2013)    Other Placeholder: 7  Peer Group includes all bank holding companies with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/13)

Net Interest Income* to Earning Assets (December 31, 2013) 3.23% 3.61% 2.00% 2.50% 3.00% 3.50% 4.00% LNBB   Net Interest Income* to  Earning Assets (December 31, 2013)    Other Placeholder: 8  * Fully-Taxable Equivalent Basis (FTE)  ** Peer Group includes all bank holding companies with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/13)

0.98% 1.00% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50%  LNBB   Non Interest Income to Assets (December 31, 2013)    Other Placeholder: 9  Peer Group includes all bank holding companies with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/13)

2.90% 3.11% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00%  LNBB  Non Interest Expenses to Assets (December 31, 2013)    Other Placeholder: 10  Peer Group includes all bank holding companies with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/13)

0.51% 0.88% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00%  LNBB Net Income to Assets (December 31, 2013) 11 Peer Group includes all bank holding companies with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/13)

Credit Quality 12

0.51% 0.25% 0.00% 0.50% 1.00% 1.50% LNBB  Net Loan Loss to Avg. Total Loans/Leases (December 31, 2013)    Other Placeholder: 13  Peer Group includes all bank holding companies with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/13)

0.00% 1.00% 2.00% 3.00% 4.00% 2.72% 2.07% LNBB 30 Days Delinquent + Non Accrual to Total Loan (December 31, 2013) 14 Peer Group includes all bank holding companies with assets between $1 billion and $3 billion. (Source: Bank Holding Co. Report 12/31/13)

Credit Quality Improvement Non Performing Loans to Total Loans 15 2.44% 4.84% 5.15% 4.09% 3.15% 2.44% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2008 2009 2010 2011 2012 2013   Credit Quality Improvement Non Performing Loans to Total Loans   Other Placeholder: 15  Source: LNBB Annual Reports

Today’s Discussion  TARP Preferred Shares  Redeemed    Other Placeholder: 16

Other Placeholder: 17  Completed the repurchase and redemption of the remaining Series B Preferred Stock in January 2014.   Retained focus on balancing the needs of the company and the impact on the shareholders.    Avoided paying Preferred dividends of $2.2 million in 2014.     Update on TARP CPP

Today’s Discussion Commitment to Growth 18

Commitment to Growth  New SBA Lending Group  Sourcing business loans from Medical, Dental, Veterinarian and Funeral Home  operations in:  Ohio, Indiana, Michigan, Virginia, West Virginia, New York,  Kentucky, Illinois, Tennessee  Started in 4Q 2013  Contributed $12.6 million in loan production through March 31st  4 loan officers and 1 credit underwriter  Other Placeholder: 19

Today’s Discussion Dividend Update 20

 Dividend Update    Other Placeholder: 21  Board conducts regular reviews of bank’s earnings and capital requirements.  The factors that are considered in making a dividend determination are: Regulatory capital requirements Ability to meet capital obligations Federal Reserve policy preference for dividends to be paid out of current operating earnings.  Any decision to increase common stock dividend would weigh all factors and balance the need to maintain a strong capital position with the objectives of building shareholder value and protecting the interests of our shareholders.

Today’s Discussion Community Involvement 22

Activities in the Community Other Placeholder: 23  1,500+ hours of volunteer time  Clothe-a-Child   Catholic Charities Second Harvest Food Drive Special Olympics Girl Scouts of  NEO Employees volunteering at  Second Harvest Food Bank

Activities in the Community Other Placeholder: 24  Main Street Vermilion   Amer. Heart Assoc. Walk   Leukemia & Lymphoma Society   Lorain Schools   Main Street Oberlin   Blessing House   Neighborhood Alliance   Lorain Co. & Summit Co.   Habitat for Humanity  Hudson Community Foundation  Lorain Youth Baseball

Today’s Discussion First Quarter 2014 Results 25

LNB Financial Performance (First Qtr. 2014)  Net income    $1.57 million  up 19.8% (available to common shareholders)  New SBA Lending Group generated over $12 million in loans, first quarter gain on sale of $495,000  Nonperforming assets declined by $7.8 mill., decrease of 26% from the first quarter a year ago   Q1 2014  Q1 2013 Net Loans  $893 mill. $872 mill. +2.4% Deposits $1,077 mill. $1,049 mill. +2.6% Net Interest Income $9.0 mill. $8.7 mill. +3.0%  26

Questions? 27

Honoring Jim Kidd Creation of the “James Kidd Scholarship in Allied Health” at Lorain County Community College. Initial funding and 5 year pledge from LNB totaling $50,000. Preference for scholarships to students with a 3.0 GPA or better, who are studying a health field and plan to continue studies in medicine. First scholarship to be awarded in 2015. Open to additional contributions from friends, family and the community.